In re Farmland Foods, Inc		Case No. 02-50561

MONTHLY OPERATING REPORT SUMMARY
FOR THE MONTH OF FEBRUARY, 2004

REVENUE
Gross Income		$ 175,314.28
Less Cost of Goods Sold		$ 104,429.09
Materials	$ 104,429.09
Direct Labor	-
Overhead	$ -
Gross Profit		$ 70,885.19

OPERATING EXPENSES
Owner/Officer-Draws/Salaries	$ -
Other Employee Salaries	$ -
Advertising and Marketing	$ -
Insurance
Payroll Taxes	$ -
Lease and Rent	$ 9,238.13
Telephone and Utlities	$ 196.54
Attorney and other Professional Fees	$ 3,216.20
UST Quarterly Fees	$ -
Other Expenses	$ 150,209.50
Total Operating Expenses		$ 162,860.37
Net Income (Loss)		$ (91,975.18)

CURRENT ASSETS
Accounts Receivable at end of month		$ 3,342,674.47
Increase (Decrease) in AR for month		$ (201,286.78)
Inventory at end of month		$ 937,575.91
Increase (Decrease) in Inventory for month		$ (8,297.85)
Cash at end of the month		$ 371,320,218.17
Increase (Decrease) in Cash for month		$ 394,277.15

LIABILITIES
Increase (Decrease) in pre-petition debt		$ -
Increase (Decrease) in post-petition debt		$ (460,877.52)
Taxes Payable:
Federal Payroll Taxes	$ (14,947.00)
State Payroll Taxes	$ -
Local Payroll Taxes	$ -
State Sales Taxes	$ (14,961.42)
Real Estate and Personal	$ -
Property Taxes	$ (3,275.17)
Other (footnote)	$ (695.76)
Total Taxes Payable		$ (33,879.35)

Footnote:
Use Tax Payable	$ (695.76)